                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for use by the Commission
[X] Definitive Proxy Statement          Only (As permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                SUMMA INDUSTRIES
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-111:

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         [SUMMA INDUSTRIES LETTERHEAD]



October 30, 1998

Dear Fellow Stockholder:

    I am pleased to invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Summa Industries (the "Company") which will be held on Thursday, December 10, 1998 at 10:00 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California (near the southeast corner of Hawthorne and Torrance Boulevards, behind the Computax Building).

    At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (a) to approve and adopt the proposed 1999 Stock Option Plan under which options to purchase up to 500,000 shares of the Company's Common Stock may be granted over a period of up to ten years, (b) to elect three directors to the Company's Board of Directors to serve for a term of three years each, and (c) to transact such other business as may properly come before the Annual Meeting and any adjournments and/or postponements thereof.

    The attached Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

    AFTER CAREFUL CONSIDERATION, THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR EACH SUCH PROPOSAL.

    YOUR VOTE IS IMPORTANT. To help the Company save money associated with follow-up solicitation efforts, PLEASE READ THE ENCLOSED PROXY STATEMENT AND MARK, SIGN, DATE AND MAIL YOUR ENCLOSED PROXY CARD IN THE PREPAID ENVELOPE PROVIDED TODAY.

    A copy of the Company's Annual Report on Form 10-K has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.


                                            Very Truly Yours,

                                            /s/ JAMES R. SWARTWOUT
                                            -----------------------------
                                                James R. Swartwout
                                                Chairman of the Board
                                                & Chief Executive Officer

                                SUMMA INDUSTRIES

                      21250 HAWTHORNE BOULEVARD, SUITE 500
                           TORRANCE, CALIFORNIA 90503

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 10, 1998

To the Stockholders of
Summa Industries:


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Summa Industries, a Delaware corporation (the "Company"), will be held on December 10, 1998 at 10:00 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California (near the southeast corner of Hawthorne and Torrance Boulevards, behind the Computax Building), for the following purposes:


         1. to approve and adopt the Company's proposed 1999 Stock Option Plan under which options to purchase up to 500,000 shares of the Company's Common Stock may be granted over a period of up to ten years to the Company's directors, officers, employees, agents and others;

         2. to elect three members to the Company's Board of Directors, each to serve for a three-year term; and

         3. to transact such other business as may properly come before the Annual Meeting and any adjournments and/or postponements thereof.

    Holders of record of Summa Common Stock at the close of business on October 15, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments and/or postponements thereof. A list of holders of record of shares of Summa Common Stock at the close of business on the Record Date will be available for inspection at the Company's headquarters during ordinary business hours for the ten-day period prior to the Annual Meeting. The Company's transfer books will not be closed.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AS BEING IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY RECOMMENDED THAT YOU VOTE FOR APPROVAL OF EACH SUCH PROPOSAL.

    All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. If you attend the Annual Meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish, even if you have previously returned your proxy card.



                                            By Order of the Board of Directors:

                                            /s/ TRYGVE M. THORESEN
                                            ------------------------
                                                Trygve M. Thoresen
                                                Secretary
October 30, 1998
Torrance, California

                                SUMMA INDUSTRIES

                      21250 HAWTHORNE BOULEVARD, SUITE 500
                           TORRANCE, CALIFORNIA 90503

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 10, 1998


                                  INTRODUCTION

    This Proxy Statement and the accompanying form of proxy are being sent to stockholders of Summa Industries, a Delaware corporation ("Summa" or the "Company"), on or about November 3, 1998. The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of Summa to be held on December 10, 1998 at 10:00 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California, and at any adjournments and/or postponements thereof.

    All expenses associated with soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone or facsimile, without receiving additional compensation therefor. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

                                   RECORD DATE

    Stockholders of Summa Common Stock of record at the close of business on October 15, 1998 (the "Record Date") are entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments and/or postponements thereof. On the Record Date, there were 4,264,807 shares of Common Stock outstanding, held by 473 stockholders of record and an estimated 1,700 additional beneficial owners.

                                 VOTING; PROXIES

    The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting and at any adjournments and/or postponements thereof. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share of Common Stock held on the Record Date. In accordance with the Company's Certificate of Incorporation, there will be no cumulative voting for the election of directors.

    Approval of Proposal 1 will require the affirmative vote of a majority of the Company's shares present and voting at the Annual Meeting, provided the number of shares present or represented constitutes a quorum. For Proposal 2, the three director nominees receiving the highest number of votes at the Annual Meeting with a quorum present or represented will be elected. Abstentions and broker non-votes on Proposals 1 and 2 will be counted for purposes of determining the presence or absence of a quorum, but will not constitute a vote "for" or "against" either such Proposal and will be disregarded in calculating the votes cast as to each such Proposal.

    STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Properly executed and returned proxies, unless revoked, will be voted as directed by the stockholder, or, in the absence of such direction, by the persons named therein FOR approval of Proposal 1 and FOR election of each director nominee set forth in Proposal 2 in accordance with the recommendation of the Board of Directors, and in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

                                 PROPOSAL NO. 1
                             1999 STOCK OPTION PLAN

BACKGROUND OF AND REASONS FOR THE 1999 STOCK OPTION PLAN

    Under the Company's existing stock option plans, only 57,127 shares remain available for the grant of options to purchase shares of the Company's Common Stock. See "Executive Compensation and Other Information--Stock Option Plans" below. The Company's Board of Directors believes it is in the best interests of the Company and its stockholders to adopt the Company's 1999 Stock Option Plan (the "1999 Plan") to increase the number of shares available for the grant of stock options. The Company would use future grants of stock options to provide incentives to officers and other key employees of the Company to remain with and increase their efforts on behalf of the Company, and to enable the Company's management to grant stock options to non-employee directors and others expected to provide significant services to the Company. Additionally, if key executives are to be recruited in the future, the availability of stock options is necessary for the Company to offer competitive compensation packages. Accordingly, the Board of Directors unanimously approved adoption of the 1999 Plan effective September 1, 1998 subject only to stockholder approval and, therefore, at the Annual Meeting the first matter to be presented to the stockholders of the Company for their consideration and approval will be a proposal to adopt the 1999 Plan. Although approved by the Board of Directors, to date no options have been granted under the 1999 Plan.

DESCRIPTION OF THE 1999 STOCK OPTION PLAN

    Subject to typical antidilution provisions for stock splits, stock dividends and the like, the 1999 Plan authorizes the grant of options to purchase an aggregate of up to 500,000 shares of the Company's Common Stock over a period of up to ten years. As of October 15, 1998 (i) the aggregate market value of these 500,000 shares of Common Stock would be $4,312,500, based upon a closing sale price of the Common Stock on that date as reported on The Nasdaq National Market. Although the number of options and value thereof to be granted from time to time under the 1999 Plan to the Company's Chief Executive Officer, other executive officers and non-executive officer employees is not determinable, the Company's six non-executive directors are currently entitled to an annual aggregate grant of 15,000 nonstatutory stock options, which would have an aggregate annual market value of $129,375 based on the above referenced closing sale price. If an option granted under the 1999 Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1999 Plan. Stock options may be granted under the 1999 Plan which are intended to qualify as incentive stock options ("ISO's") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or, alternatively, as stock options which will not so qualify ("Nonstatutory Stock Options"). If approved, the 1999 Plan would terminate on September 1, 2008, and no options would be granted under the 1999 Plan thereafter.

    The 1999 Plan permits administration either by the Board of Directors or by a committee thereof consisting of two or more members of the Board who are non-employee directors and who have been appointed by the Board (the "Committee"). The Company's other existing plans are currently governed by a Committee of two such directors, and it is anticipated that the 1999 Plan would be so governed as well. The Board of Directors or the

Committee has the authority to select the persons to receive options granted under the 1999 Plan, the extent of their participation, and the terms and conditions of each stock option, subject to certain limitations set forth in the 1999 Plan. Full time officers and employees of the Company or its subsidiaries are eligible to be granted ISOs under the 1999 Plan. Directors are only eligible to receive ISOs if they are also full time employees of the Company. In addition, full and part time employees, officers, non-employee directors, consultants, major vendors and others expected to provide significant services to the Company may be granted Nonstatutory Stock Options under the 1999 Plan. The Company presently employs approximately 675 persons on a full time basis, all of whom are eligible for selection as participants under the 1999 Plan.

    Options granted under the 1999 Plan become exercisable in accordance with the terms of the grant made by the Board of Directors or the Committee, as set forth in a written stock option agreement to be entered into by all participates receiving options granted under the 1999 Plan. The Board of Directors or the Committee has discretionary authority to select plan participants for among eligible persons and to determine at the time an option is granted whether it is intended to be an ISO or a Nonstatutory Stock Option, and when and in what increments shares covered by the option may be purchased. Options may be granted on terms providing that they will be exercisable either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option. While the 1999 Plan does not limit the number of shares as to which options may be granted to any one participant (including officers and directors of the Company), it does provide that no employee may be granted ISOs which first become exercisable in any calendar year to purchase shares of Common Stock having a fair market value (determined at the time of the grant of the option) in excess of $100,000, reduced by the fair market value (similarly determined) of any shares subject to ISOs granted under any other plan of the Company which also become exercisable in such calendar year.

    For employees holding more than ten percent of the total combined voting power of all classes of outstanding stock, the purchase price of each option granted under the 1999 Plan cannot be less than 110% of the fair market value per share of the Company's Common Stock subject thereto on the date of the grant. For all other participants, the option exercise price may not be less than the fair market value per share of the Company's Common Stock subject thereto on the date of the grant in the case of an ISO, nor less than 85% of the fair market value per share of the Company's Common Stock on the date of the grant in the case of Nonstatutory Stock Options. Upon exercise of an option, the exercise price shall be payable in full to the Company. The fair market value per share will generally be the closing sales price for a share of the Company's Common Stock on the date an option is granted under the 1999 Plan. If there is no market price available on such date, the fair market value per share will be determined on the basis of factors deemed relevant by the Board or the Committee, including, without limitation, the book value of the shares on such date and the earnings of the Company.

    The 1999 Plan provides for payment of the exercise price of any option granted under the 1999 Plan in full (i) in cash, (ii) by the surrender of shares of the Company's Common Stock in good form for transfer, owned by the person exercising the option and having a fair market value on the date of exercise equal to the exercise price, (iii) in any combination of cash and shares of the Company's Common Stock, as long as the sum of the cash so paid and the fair market value of the shares so surrendered equal the exercise price, or (iv) in such other consideration as the Board of Directors or the Committee may from time to time in the exercise of its discretion deem acceptable in a particular instance. In addition, an option may be exercised through a broker-assisted or similar transaction in which the full exercise price is not received by the Company until promptly after such exercise.

    If an optionee's employment is terminated other than for cause, the employee will have the right to exercise his or her option to the extent then exercisable, at any time within a three month period thereafter. If an optionee dies while still employed, or within the period of time after his or her voluntary retirement specified in the applicable stock option agreement, the option may be exercised at any time within twelve months thereafter by his or her estate or by the person or persons to whom rights under the option passed by will or the laws of descent or distribution, but only to the extent such option was exercisable by him or her on that date. The Board of Directors or the Committee may accelerate the time at which options may be exercised. Options granted under the 1999 Plan are not transferable except by will and the laws of descent and distribution. During the life of the person to whom an option is granted, that person alone may exercise such option.

    Within the limits of the 1999 Plan, the Board of Directors or the Committee may also modify, extend or renew outstanding options or accept the cancellation of outstanding options (to the extent not previously exercised) for the granting of new stock options in substitution therefor. However, no modification of an option which alters or impairs any rights or obligations under any option previously granted may be made without the consent of the optionee.

    The Board of Directors or the Committee may, without affecting any outstanding options, from time to time revise or amend the 1999 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may either increase the number of shares subject to the 1999 Plan (with the exception of adjustments resulting from changes in capitalization) or change the class of participants eligible to receive options granted under the 1999 Plan without stockholder approval.

    The 1999 Plan provides that, in the event of a "Change in Control" of the Company, the date of exercisability of each and every outstanding option shall automatically accelerate to a date and time immediately prior to such Change in Control. For purposes of the 1999 Plan, a "Change in Control" shall be deemed to have occurred if (i) there shall have be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger (including a reincorporation), or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock (excluding the Company's ESOP and 401(k) Plan from the definition of "person"), or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

    In general, neither the grant nor the exercise of ISOs under the 1999 Plan will result in the recognition of taxable income to the optionee nor the recognition of a federal income tax deduction to the Company. In addition, the subsequent sale of the option shares by the optionee will not result in a federal income tax deduction to the Company, but gains recognized by the optionee upon such sale will be deemed ordinary income or capital gains depending on the length of time involved. In general, the grant of a Nonstatutory Stock Option will not result in either the recognition of taxable income nor a federal income tax deduction to the optionee and the Company, respectively. Upon exercise, the optionee generally will recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the Company's Common Stock as of the date of exercise over the exercise price paid for such option shares, and the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee. In general, further gain or loss realized by such optionee on the subsequent disposition of such option shares will be long term or short term capital gain or loss, depending on the length of time the option shares are held after the option is exercised.

    The foregoing summary description of the 1999 Plan does not purport to be complete, and reference is made to the entire 1999 Plan which sets forth in detail all of the terms and conditions upon which stock options may be granted thereunder. A complete copy of the 1999 Plan will be provided without charge, upon written or oral request, to any stockholder to whom this Proxy Statement is being sent. Requests should be made to the Corporate Secretary of the Company at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503; telephone
(310) 792-7024; facsimile (310) 792-7079.

RECOMMENDATION OF THE BOARD; VOTE REQUIRED FOR APPROVAL

    The Board of Directors believes that Proposal 1 is in the best interests of the Company and its stockholders. Therefor, the Board of Directors has unanimously approved this Proposal 1 and has recommended that the stockholders of the Company vote FOR approval and adoption of the 1999 Plan. Approval of Proposal 1 will require the affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote.

                                 PROPOSAL NO. 2
                              ELECTION OF DIRECTORS

    Three of the Company's seven directors, comprising one Class of the Board of Directors of the Company, are to be elected at the Annual Meeting, each to serve for a three-year term or until his successor is elected and qualified. Two of the Company's seven directors will be elected at each of the next two annual meetings.

    Should any of the nominees decline or be unable to serve as a director, the persons authorized in the proxy to vote on your behalf will vote for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxy. Each of the nominees has consented to serve as a director if elected, and the Company knows of no reason why any nominee listed below would not be available for election or, if elected, would not be willing or able to serve. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the three director nominees set forth below.

NOMINEES

    The following table sets forth certain information concerning each of the three nominees for election as directors of the Company:

      Name                        Position with the Company         Age
      ----                        -------------------------         ---

      Coalson C. Morris           Director                           82

      James R. Swartwout          Chairman, President,               52
                                  Chief Executive Officer
                                  & Chief Financial Officer

      Byron C. Roth               Director                           35

    Coalson C. Morris is a former officer and has been a director of the Company since 1968. Until his resignation in August 1996, Mr. Morris served on the Board of Directors and as Chief Financial Officer of PMC Mortgage Corporation, a corporation involved in the mortgage banking business. He has previously served as Chairman of the Boards of Tustin Savings & Loan, Westport Savings Bank and Corporate National Bank. Mr. Morris holds a Bachelor of Science degree in Banking and Finance from the University of Southern California.

    James R. Swartwout has been Chairman of the Board of Directors of the Company since August 1990, and Chief Executive Officer since July 1990. Prior to that he was President and Chief Operating Officer since August 1989. He joined the Company in October 1988 as its Executive Vice President and Chief Operating Officer. Before joining the Company, Mr. Swartwout was a principal in a private leveraged buyout venture. From April 1995 to October 1988, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments, and had held management positions at Farr Company, El Segundo, California, a manufacturer of industrial filtration systems. He earlier worked for American Air Filter Co. and Eastman Kodak Co., and is a former U.S. Navy officer. Mr. Swartwout holds a Bachelor of Science degree in Industrial Engineering from Lafayette College and a Masters in Business Administration from the University of Southern California.

    Byron C. Roth has been a director of the Company since 1994. Mr. Roth serves as the President and Chief Executive Officer of the investment banking firm of Cruttenden Roth. Previously, he was Managing Director of Corporate Finance at Cruttenden Roth. Mr. Roth holds a BBA from the University of San Diego and a Masters in Business Administration from Cornell University.

DIRECTORS NOT STANDING FOR ELECTION

      Name                    Position with the Company    Age   Term Expires
      ----                    -------------------------    ---   ------------

      Michael L Horst         Director                     52        2000

      William R. Zimmerman    Director                     71        2000

      David McConaughy        Director                     66        1999

      Josh T. Barnes          Director                     70        1999

    Michael L. Horst has been a director of the Company since 1978. He is a real estate consultant, educator and developer, and is currently an Affiliated Principal with EDAW, Inc., San Francisco, California, where he practices strategic planning and urban design. Mr. Horst also serves as an Adjunct Professor on the faculty at the University of Southern California, is a co-founder of the Shenoa Retreat and Learning Center in Northern California, serves on the board of directors of the Shenoa Retreat Center Owners Association, and is an active participant in the Urban Land Institute where he serves as Vice Chair of the Environmental Counsel. Mr. Horst holds a Masters in Business Administration from Stanford University and was a Loeb Fellow at the Harvard Graduate School of Design.

    William R. Zimmerman, the President of Zimmerman Holdings, Inc., a private investment company, has served on the Board of Directors of the Company since 1987. He has previously served as President of Monogram Industries, Inc., President of Swedlow, Inc., and Executive Vice President of Avery International. Mr. Zimmerman also serves as a director of Eagle Precision Industries, Inc. Mr. Zimmerman holds a Bachelor of Science and a Masters degree in Industrial Management, both from the Sloan School of the Massachusetts Institute of Technology.

    David McConaughy has been on the Board of Directors of the Company since 1990. Mr. McConaughy is currently the majority owner and Partner of Data Management Resources, which supplies and maintains integrated business management systems. Previously, Mr. McConaughy was on the faculty of the University of Southern California Graduate School of Business, and has had a strategic planning consulting practice. Mr. McConaughy holds a Masters in Business Administration and a PhD in Administrative Science and Economics from The Ohio State University.

    Josh T. Barnes became a director of the Company upon consummation of the acquisition of LexaLite International Corporation by the Company in 1996. Mr. Barnes is the founder of LexaLite and lead the company as a director and Chief Executive Officer from its formation in 1963 until his retirement in 1997. Mr. Barnes is a registered professional mechanical engineer in Michigan, the holder of several lighting related patents, and a member of the Illuminating Engineering Society and the Society of Plastic Engineers. Mr. Barnes currently serves as the Mayor of Charlevoix, Michigan, and as a director of Business Activities Corporation. Mr. Barnes holds degrees from Lawrence Institute of Technology (Civil) and the U.S. Army Corps of Engineers Officer Candidate School.

MEETINGS OF THE BOARD; COMMITTEES AND DIRECTOR COMPENSATION

    During fiscal 1998, in addition to actions taken by unanimous written consent, there were four meetings of the Company's Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he serves. The Company has two standing committees, the Audit Committee and the Compensation Committee. The principal duties of the Audit Committee are to advise the Board on audit matters affecting the Company, including recommendations as to the appointment of independent outside auditors, reviewing with such auditors the scope of its audit engagement, meeting with the

Company's management and independent outside auditors to discuss matters relating to internal accounting controls and results of audits performed. The principal duties of the Compensation Committee are to administer the Company's executive compensation programs, including establishing base salaries, discretionary bonuses and stock option grants for executive officers. The current members of the Audit Committee are Messrs. Horst and McConaughy, and the current members of the Compensation Committee are Messrs. McConaughy and Zimmerman. During fiscal 1998, the Audit Committee held one meeting attended by all members, and the Compensation Committee held three meetings attended by all members.

    Non-employee directors of the Company receive a fee of $700 for each Board meeting attended and are reimbursed for travel expenses connected with a Board meeting. Non-employee directors serving on committees receive a $1,000 annual fee for membership on a committee plus a fee of $700 for each committee meeting attended. In addition, directors who are not employees of the Company are entitled to an annual grant of a Nonstatutory Stock Option to acquire up to 2,500 shares of the Company's Common Stock issued under the Company's stock option plans on the tenth day after public release of the Company's year-end earnings, with an exercise price equal to the average of the closing prices on each of the trading days on which the stock trades, beginning on the second day after release and ending on the tenth day after release. During fiscal 1998, each outside director was granted a Nonstatutory Stock Option to acquire up to 2,500 shares of the Company's Common Stock at $9.008 per share.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

    Set forth in the table below are the names, ages and offices held by the executive officers of the Company:

         Name                       Age       Position
         ----                       ---       --------

         James R. Swartwout         52       Chairman, President,
                                             Chief Executive Officer
                                             & Chief Financial Officer

         Trygve M. Thoresen         34       Vice President, Secretary &
                                             General Counsel

         Paul A. Walbrun            56       Vice President & Controller

    James R. Swartwout has been Chairman of the Board of Directors of the Company since August 1990, and Chief Executive Officer since July 1990. Prior to that he was President and Chief Operating Officer since August 1989. He joined the Company in October 1988 as its Executive Vice President and Chief Operating Officer. Before joining the Company, Mr. Swartwout was a principal in a private leveraged buyout venture. From April 1995 to October 1988, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments, and had held management positions at Farr Company, El Segundo, California, a manufacturer of industrial filtration systems. He earlier worked for American Air Filter Co. and Eastman Kodak Co., and is a former U.S. Navy officer. Mr. Swartwout holds a Bachelor of Science degree in Industrial Engineering from Lafayette College and a Masters in Business Administration from the University of Southern California.

    Trygve M. Thoresen joined the Company as Vice President, Secretary and General Counsel upon consummation of the acquisition of Calnetics Corporation, Chatsworth California, in October 1997. From January 1997 until October 1997, Mr. Thoresen served as Vice President-Finance, General Counsel and Assistant Secretary of Calnetics. Prior to that, from September 1992 until January 1997, Mr. Thoresen was a corporate, mergers and acquisitions and securities attorney with Gibson, Dunn & Crutcher LLP, Irvine, California. From August 1989 until May 1992, Mr. Thoresen attended Hastings College of the Law. Prior to law school, Mr. Thoresen was a senior accountant at KPMG Peat Marwick LLP, and he is a Certified Public Accountant in the State of California (currently inactive). In addition, Mr. Thoresen holds a Bachelor of Arts degree in Business Administration from the University of California, Santa Barbara.

    Paul A. Walbrun has served as Vice President and Controller of the Company since October 1997, and was Vice President, Secretary and Controller of the Company from October 1994 until October 1997. From July 1994 until its sale in June 1996, Mr. Walbrun served as Vice President and Controller of the Company's former subsidiary, Morehouse-COWLES, Inc. Before joining the Company, Mr. Walbrun was the Director of Financial Reporting for Bird Medical Technologies, Inc. and Controller of Stackhouse, Inc., a Bird Medical Technologies manufacturing subsidiary, and is a former U.S. Navy officer. Mr. Walburn holds a Bachelor of Business Administration with accounting major from the University of Wisconsin, Madison.

SUMMARY COMPENSATION TABLE

    The following summary compensation table sets forth all compensation paid or accrued by the Company for services rendered in all capacities during the three fiscal years ended August 31, 1998 by the Chief Executive Officer and the two other most highly compensated executive officers of the Company. There were no other executive officers of the Company whose total salary and bonus exceeded $100,000 in the 1998 fiscal year.

                                                              Long-Term Compensation
                                                             ------------------------
                                 Annual Compensation             Awards       Payouts
                            ------------------------------   ---------------  -------
                                                              Stock             LTIP      All Other
Name and                           Salary     Bonus   Other  Awards  Options  Payouts   Compensation
Principal Position          Year      $         $       $      $       #(2)      $          $(3)
------------------          ----   -------    ------  -----  ------  -------  -------   ------------
James R. Swartwout,         1998   183,333    75,000    --     --     50,000     --         9,332
Chairman, Chief             1997   142,500    40,000    --     --     25,000     --         9,006
Executive Officer &         1996   135,000        --    --     --         --     --        21,901
Chief Financial Officer

Trygve M. Thoresen,         1998   120,000    45,000    --     --      7,292     --         1,018
Vice President, Secretary   1997   107,692    15,000    --     --     64,615     --           210
& General Counsel(1)

Paul A. Walbrun,            1998    80,793    25,000    --     --     12,000     --           621
Vice President &            1997    78,796    24,000    --     --     10,000     --           470
Controller                  1996    75,000        --    --     --         --     --         4,951

----------

(1) In the 1997 fiscal year, Mr. Thoresen was employed by Calnetics
    Corporation until its acquisition by the Company in October 1997. Therefore, compensation information for Mr. Thoresen for the 1997 fiscal year relates to his employment by Calnetics. Prior to January 1997, Mr. Thoresen was employed by an unrelated entity. In connection with the acquisition of Calnetics, 50,000 stock options then held by Mr. Thoresen were converted into 64,615 options to purchase shares of the Company's Common Stock.

(2) All options currently held by such executive officers consist solely of Nonstatutory Stock Options.

(3) Includes payments for a long term disability insurance policy, a life insurance policy, contributions to the Company's 401(k) Plan, automobile allowance and/or payment of certain accrued vacation amounts. In addition, Messrs. Thoresen and Walbrun each have use of a Company automobile.

EMPLOYMENT AGREEMENTS

    In March 1994, the Company entered into an employment agreement with James
R. Swartwout under which he is to be paid an annual base salary to be determined by the Board of Directors, and an annual bonus of up to 40% of his base salary, to be determined by the Board of Directors based upon the performance of the Company during the preceding fiscal year, payable in cash or stock at his election. In the event of his termination, other than for cause, Mr. Swartwout is entitled to severance pay equal to six months of his current compensations. In the event of a "change in control" of the Company (defined as the acquisition by a person or group of either 30% or more of the Company's voting power or the right to elect a majority of the Company's directors, the sale of 50% or more of the total fair market value of the Company's assets, or a specified change in the composition of the Company's Board of Directors), and regardless of whether his employment is terminated as a result of such event, Mr. Swartwout would be entitled to receive as a special bonus an amount equal to two year's base salary at the level then being paid to him. In January 1998, the Company and Mr. Swartwout amended the employment agreement to provide for an annual base salary of $200,000, as may be increased by the Board of Directors from time to time, and to increase the potential annual bonus to up to 60% of base salary.

    Pursuant to a change in control agreement originally entered into in January 1997 between Trygve M. Thoresen and Calnetics Corporation and assumed by the Company upon consummation of the acquisition of Calnetics, in the event that there is a change in control of the Company and, thereafter, Mr. Thoresen is terminated without cause or resigns from the successor for "good reason," the successor will be required to pay Mr. Thoresen a lump sum distribution equal to one year's salary and bonus.

STOCK OPTION PLANS

    In 1984, the Board of Directors and stockholders of the Company approved the Summa Industries 1984 Stock Option Plan (the "1984 Plan"), under which options to acquire an aggregate of 25,000 shares of the Company's Common Stock were available for grant to key employees, directors, consultants, vendors and others. The 1984 Plan expired in 1994 and, therefore, no additional options may be granted thereunder. As of August 31, 1998, options to acquire 15,500 shares of Common Stock remained outstanding and exercisable, consisting of options to purchase 12,500 shares granted to Mr. Swartwout and 3,000 to Mr. Walbrun. The price at which such options may be exercised ranges from $3.50 to $5.00, the market price of the stock on the date of grant. As of August 31, 1998, options for 5,875 shares had been exercised under the 1984 Plan.

    In December 1991, the Board of Directors and stockholders approved the Summa Industries 1991 Stock Option Plan (the "1991 Plan") under which options to acquire an aggregate of 150,000 shares of the Company's Common Stock may be granted to key employees, directors, consultants, vendors and others, as determined by the Board of Directors or the Compensation Committee. As of August 31, 1998, options to acquire 139,650 shares of Common Stock had been granted, including options to purchase 25,000 shares granted to Mr. Swartwout and 15,000 to Mr. Walbrun. Options to acquire 10,350 shares of Common Stock remain available for future grant. The price at which the options may be exercised ranges from $2.72 to $13.125, the market price of the stock on the date of grant. During the fiscal year ended August 31, 1998, options for 7,375 shares became exercisable. As of August 31, 1998, options for 99,150 shares were exercisable, and 18,000 had been exercised.

    In December 1995, the Board of Directors and stockholders approved the Summa Industries 1995 Stock Option Plan (the "1995 Plan") under which options to acquire an aggregate of 250,000 shares of Common Stock may be granted to key employees, directors, consultants, vendors, customers and others, as determined by the Board of Directors or the Compensation Committee. In January 1998, the Board of Directors and stockholders amended the 1995 Plan to increase the number of shares of Common Stock that may be granted thereunder from 250,000 to 350,000, As of August 31, 1998, options to acquire 303,223 shares of Common Stock had been granted to employees and directors, including options to purchase 75,000 shares granted to Mr. Swartwout. Options to acquire 46,777 shares of Common Stock remain available for future grant. The price at which options may be exercised ranges from $3.613 to $11.875. During the fiscal year ended August 31, 1998, options for 46,125 shares became exercisable. As of August 31, 1998, options for 126,332 shares were exercisable, and 38,798 had been exercised.

STOCK OPTION GRANTS

    The following table sets forth information concerning options granted to each of the named executive officers during fiscal 1998.

                                         Individual Grants
                     ------------------------------------------------------------
                                        Percentage                                      Potential Realizable Value
                                         of Total                                       at Assumed Annual Rates of
                                         Options                                       Stock Price Appreciation for
                                       Granted to         Exercise                         Option Term($)(2)
                       Options         Employees in        Price       Expiration      ----------------------------
Name                 Granted(#)(1)    Fiscal 1998(%)    per Share($)      Date              5%               10%
----                 -------------    --------------    ------------   ----------      ------------      ----------
James R. Swartwout      50,000            17.8              9.50        12/01/07          298,725          757,028
Trygve M. Thoresen       7,292             2.6             13.72         5/01/08           62,919          159,448
Paul A. Walbrun         12,000             4.3              9.00        10/29/07           67,921          172,124

----------

(1) All options granted in fiscal 1998 are Nonstatutory Stock Options. The options granted to Mr. Swartwout were issued under the 1995 Plan and vest in one-forth increments in December 1998, 1999, 2000 and 2001, those granted to Mr. Thoresen were issued in connection with the acquisition of Falcon Belting, Inc. and vest in one-fourth increments in May 1999, 2000, 2001 and 2002, and those granted to Mr. Walbrun were issued in connection with the acquisition of Calnetics Corporation and vest in one-fourth increments in October 1998, 1999, 2000 and 2001.

(2) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated pursuant to requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Common Stock.

STOCK OPTION EXERCISES

    The following table sets forth information regarding options exercised during the fiscal 1998 by the named executive officers of the Company, as well as the aggregate value of unexercised options held by such executive officer at August 31, 1998. The Company has no stock appreciation rights, either freestanding or in tandem with options.

                                                                                   Value of Unexercised
                                                    Number of Unexercised          In-The-Money Options
                        Shares                 Options at Fiscal Year End(#)      at Fiscal Year End($)(1)
                     Acquired on     Value     -----------------------------     --------------------------
Name                   Exercise    Realized     Exercisable  Unexercisable       Exercisable  Unexercisable
----                 -----------   --------    --------------  -------------     -----------  -------------
James R. Swartwout         0          ---          43,750        68,750            187,569        39,844
Trygve M. Thoresen         0          ---          64,615         7,292            185,187             0
Paul A. Walbrun            0          ---           9,250        20,750             23,344        17,656

----------

(1) Calculated based upon the closing price of the Company's Common Stock as reported on The Nasdaq National Market on August 31, 1998, which was $7.625 per share.

401(k) PLAN

    The Company has adopted and maintains a Section 401(k) Plan (the "401(k) Plan") in compliance with relevant ERISA regulations. The 401(k) Plan allows employees to defer specified percentages of their compensation in a tax-deferred trust. The Company may make matching contributions to the 401(k) Plan and may make additional profit-sharing contributions at the discretion of the Board of Directors. The total Company contribution to all employees' 401(k) accounts in fiscal 1998 was $535,000. Each of the named executive officers participates in the 401(k) Plan.

EMPLOYEE STOCK OWNERSHIP PLAN

    The Company has adopted and maintains an Employee Stock Ownership Plan (the "ESOP"). Under the ESOP, the Company may make contributions to the ESOP trust for purchases of shares of the Company's Common Stock, or may contribute Common Stock directly to the ESOP trust. The shares are then allocated by the ESOP trustee to each participant based on the ratio that such participant's compensation bears to the total compensation for all applicable participants. The total cash contribution by the Company to the ESOP in fiscal 1998 was $180,000. None of the named executive officers participate in the ESOP.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee appointed by the Board of Directors generally administers the Company's executive compensation programs. The Compensation Committee consists solely of outside directors. It is the policy of the Compensation Committee to establish compensation levels for executive officers which reflect the Company's overall performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee determines compensation based on its evaluation of the Company's overall performance, including various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which the executive officers have contributed to forming a strong management team, and other factors which the committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives. In determining the base salary and bonus for James R. Swartwout, the Chief Executive Officer of the Company, the Compensation Committee considered the foregoing factors. From time to time, the Compensation Committee makes its decisions in concert with all outside members of the Board of Directors.

    BASE SALARY AND DISCRETIONARY BONUS. The principal component of the compensation of the executive officers is their base salaries. The Compensation Committee also retains discretion to award bonuses based on corporate or individual performance. The Compensation Committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the Chief Executive Officer and, to a lesser extent, the other executive officers. Throughout the year, the members of the Compensation Committee review the corporate and individual performance factors described above. The Compensation Committee, based upon its review of performance for the previous year and its review of the Company's operating plan, establishes salary levels and awards any bonuses to the Chief Executive Officer and the other executive officers.

    STOCK OPTIONS. The Compensation Committee also considers the grant of stock options to the Company's key employees, including the executive officers. The purpose of the stock option program is to provide incentives to the Company's management and other employees to work to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of stock option grants to executive officers are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

                                        COMPENSATION COMMITTEE:

                                        David McConaughy
                                        William R. Zimmerman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last completed fiscal year, Messrs. McConaughy and Zimmerman served as members of the Compensation Committee. Neither member of the Compensation Committee was or is an officer or employee of the Company. The Compensation Committee reviews the performance and establishes the compensation of Messrs. Swartwout, Thoresen and Walbrun. There are no compensation committee interlocks between the Company's Compensation Committee and other entities involving the Company's executive officers and committee members who serve as executive officers or committee members of such other entities.

STOCK PERFORMANCE GRAPH


                   COMPARE CUMULATIVE TOTAL RETURN OF COMPANY,
                           PER GROUP AND BROAD MARKET

                                           Fiscal Year Ending
                          ------------------------------------------------------
Company/Index/Market      1993      1994      1995      1996      1997      1998
--------------------      ----      ----      ----      ----      ----      ----
Summa Industries         100.00     95.83     79.17    100.00    104.17    127.08
Peer Group Index         100.00    107.02    111.26    112.39    137.02    129.24
Nasdaq Composite Index   100.00    104.10    140.21    158.07    220.54    209.71
Russell 2000 Index       100.00    105.93    127.96    141.95    183.01    147.51


    The Company has selected a different broad market equity index for the current fiscal year and, therefore, has set forth in the performance graph above both the former and new indices. The Company changed broad market comparison from the Nasdaq composite index to the Russell 2000 index because it believes the entities comprising the Russell 2000 are more similar in size and market capitalization than those of the Nasdaq composite. In addition, the Company changed from an industry index comparison to a peer issuers group comparison selected in good faith consisting of: Atlantis Plastics Inc.; Channell Commercial Corporation; Compass Plastics & Technologies, Inc.; Core Materials Corp.; Eagle Pacific Industries, Inc.; Furon Co.; Lamson & Sessions Co.; Lund International Holdings; Myers Industries Inc.; Raven Industries Inc.; Reunion Industries Inc.; Rotonics Manufacturing Inc.; Spartech Corp.; Stimsonite Corp.; Triple S Plastics Inc.; and Uniroyal Technologies Corp. Members of the peer group are more similar to the Company in lines of business, size and market capitalization than the Nasdaq non-financial stock index which was previously used or any readily available industry index of which the Company is aware.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by, among others,
(i) all persons or groups known by the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director of the Company and each nominee for director, (iii) each executive officer of the Company named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person listed below has sole voting and investment power with respect to the shares beneficially owned by such person, subject to applicable community property laws, and the address of each such person is care of the Company, 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503.

                                                          Shares       Percent
                                                       Beneficially       of
Name and Address of Beneficial Owner                     Owned(1)      Class(%)
------------------------------------                   ------------    --------
Summa Industries Employee Stock Ownership Trust(2)        668,649        15.7

Summa Industries 401(k) Plan Trust(3)                     148,396         3.5

Coalson C. Morris(4)                                       15,745          *

Michael L. Horst(4)                                        23,221          *

William R. Zimmerman(4)                                    12,525          *

James R. Swartwout(4)                                     111,949         2.6

David McConaughy(4)                                        15,000          *

Byron C. Roth(5)                                           15,000          *

Josh T. Barnes(4)(6)                                      160,791         3.8

Trygve M. Thoresen(4)                                      66,015         1.5

Paul A. Walbrun(5)                                         16,000          *

All directors and executive officers
  as a group (9 persons)(4)                               436,246         9.8

----------
 *  Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, based on information furnished by each person listed. Ownership shown include shares which each named stockholder has the right to acquire within sixty days of the Record Date. In calculating percentage ownership, all shares which a named stockholder has the right to so acquire are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Listed persons may disclaim beneficial ownership of certain shares.

(2) Consists entirely of shares of the Company's Common Stock held in trust for participants in the Company's Employee Stock Ownership Plan ("ESOP"). The ESOP is administered by a committee comprised of three Company employees, and the trustee of the ESOP trust is NBD Bank, N.A. The trustee has voting and limited investment power over any shares held by the ESOP trust that have not been allocated to individual participant's accounts. The administrator has the power to direct the trustee as to the voting of any such unallocated shares held by the ESOP trust. The administrator and the trustee disclaim beneficial ownership of shares held by the ESOP trust (except shares, if any, allocated to a person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the administrator or the trustee (except shares, if any, allocated to a person's individual account under the ESOP).

(3) Consists entirely of shares of the Company's Common Stock held in trust for participants in the Company's 401(k) Plan. Participants in the 401(k) Plan may elect to have up to 25% of their contributions allocated to the purchase of shares of the Company's Common Stock. The 401(k) Plan is administered by the Company, and the trustee of the 401(k) Plan trust is Delaware Charter Guarantee & Trust Company, a wholly owned subsidiary of The Principal Financial Group. With limited exceptions, the administrator has the power to direct the trustee as to the voting of any shares of the Company's Common Stock held in the 401(k) Plan trust. The administrator and the trustee disclaim beneficial ownership of shares held by the 401(k) Plan trust (except shares, if any, allocated to a person's individual account under the 401(k) Plan), and the 401(k) Plan shares are not reported as beneficially owned by the administrator or the trustee (except shares, if any, allocated to a person's individual account under the 401(k) Plan).

(4) Includes currently exercisable stock options to purchase shares of the Company's Common Stock and/or options that will be exercisable within sixty days of the Record Date. For individuals who are employees of the Company, also includes shares of the Company's Common Stock held in trust for such employee in the Company's 401(k) Plan.

(5) Consists entirely of currently exercisable stock options to purchase shares of the Company's Common Stock and/or options that will be exercisable within sixty days of the Record Date.

(6) Includes 25,000 shares held by several limited family partnerships over which Mr. Barnes has voting control as general partner but in which he has no pecuniary interest. Does not include shares, the quantities of which, if any, are unknown to Mr. Barnes held by certain children of Mr. Barnes and over which he has no control or pecuniary interest and disclaims beneficial ownership thereof.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company is obligated to pay fees and commissions on sales of certain products to one of its directors pursuant to pre-existing agreements with a subsidiary of the Company acquired in fiscal 1997. The Company made a one-time payment of $365,000 in fiscal 1997 to modify such agreements. Total fees and commission paid in fiscal 1998 were $150,000. The agreements continue until 2009.

    One of the Company's subsidiaries leases truck trailers from a company owned by a non-officer employee of the subsidiary under which the Company paid $27,000 in fiscal 1998, and under which the Company is obligated to pay approximately $2,000 per month through June 2001. Additionally, the Company's subsidiary paid that party $517,000 for trucking services under an agreement which is renewable annually. Both arrangements are cancelable with sixty days notice. The amounts paid are considered to be at commercially competitive rates.

    The president of a subsidiary of the Company is a director of and owns approximately nine percent of the stock of and has guaranteed payment of certain indebtedness of a vendor to the Company pursuant to a long-standing business relationship which pre-dates the acquisition of that subsidiary. For its fiscal year ended August 31, 1998, the subsidiary purchased $1,340,000 in services from that vendor. The amounts paid for such purchases are considered to be at commercially competitive rates.

    The Company borrowed $400,000 from a former employee of the Company in 1993 on commercially competitive terms. The remaining principal balance on such debt was prepaid in full without penalty by the Company in August 1998.
Interest paid to the former employee totaled $16,000 in fiscal 1998.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and such more than ten percent beneficial owners are required to furnish the Secretary of the Company with copies of all such forms which they file.

    To the Company's knowledge, bases solely upon the Company's review of such reports or written representations from certain reporting persons that no reports were required, the Company believes that during fiscal 1998, all of its directors and executive officers complied with Section 16(a) requirements, except one report filed late on Form 5 by Trygve Thoresen and one by Josh Barnes relating to stock options received and beneficial ownership thereof.

                              INDEPENDENT AUDITORS

    The accounting firm of Arthur Andersen LLP was the Company's independent auditors for the fiscal year ended August 31, 1998, and the Company may engage Arthur Andersen LLP to audit the Company's financial statements for the fiscal year ended August 31, 1999. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, and to be available to respond to questions directed to their attention. These representatives will have an opportunity to make a statement.

                                  ANNUAL REPORT

    The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1998 ("Annual Report"), which contains audited financial statements of the Company, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated by reference into this Proxy Statement and is not considered proxy solicitation material. Any stockholder who has not received a copy of the Annual Report may obtain one at no charge by writing to the Secretary of the Company at the address given on the first page of this Proxy Statement. The Company will furnish to any stockholder of the Company any specific exhibit(s) to the Annual Report upon written request and upon payment of the Company's reasonable expenses in furnishing such exhibit(s).

                              STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders for the 1999 fiscal year must be received in writing by the Secretary of the Company at the address given on the first page of this Proxy Statement within a reasonable time before the Company commences preparation of the 1999 proxy statement in order to be included in such proxy statement and in the proxy relating to that meeting. The Company anticipates that the 1999 annual meeting will be held in November or December 1999 and, therefor, any stockholder proposals should be received by the Company prior to July 15, 1999.

    Stockholders who do not present proposals for inclusion in the proxy statement for the Company's Annual Meeting of Stockholders for the 1999 fiscal year but who still intend to submit a proposal at the 1999 annual meeting must comply with the detailed notice procedures set forth in the Company's bylaws in a timely manner (received by the Company not less than twenty nor more than sixty days prior to the meeting). A complete copy of the Company's bylaws will be provided without charge, upon written or oral request, to any stockholder to whom this Proxy Statement is being sent. Requests should be made to the Corporate Secretary of the Company at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503; telephone (310) 792-7024; facsimile (310) 792-7079.

                                  OTHER MATTERS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                                            By Order of the Board of Directors:

                                            /s/ TRYGVE M. THORESEN
                                            --------------------------
                                                Trygve M. Thoresen
                                                Secretary
Torrance, California
October 30, 1998

                                SUMMA INDUSTRIES

                             1999 STOCK OPTION PLAN


               1. PURPOSE. This Plan is intended to provide incentive to key employees and non-employee directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Corporation and/or its Subsidiaries, to encourage proprietary interest in the Corporation, to encourage key employees to remain in the employ of the Corporation and its Subsidiaries, to attract new employees with outstanding qualifications, and to afford additional incentives to consultants, vendors, customers and others to increase their efforts in providing significant services to the Corporation and/or its Subsidiaries.

               2. DEFINITIONS.

                  (a) "BOARD" shall mean the Board of Directors of the Corporation.

                  (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "COMMITTEE" shall mean the committee, if any, appointed by the Board in accordance with Section 4 of the Plan.

                  (d) "COMMON STOCK" shall mean the Common Stock, par value $.001 per share, of the Corporation.

                  (e) "CORPORATION" shall mean Summa Industries, a Delaware corporation.

                  (f) "DISABILITY" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  (g) "EMPLOYEE" shall mean an individual who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Corporation or a Subsidiary.

                  (h) "EXERCISE PRICE" shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may exercised.

                  (i) "FAIR MARKET VALUE" shall mean the value of one (1) Share of Stock as determined by the price at which the Shares traded at the close of business on the date of valuation, or if not listed on an exchange, the fair market value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

                  (j) "INCENTIVE STOCK OPTION" shall mean an option described in
Section 422 of the Code.

                  (k) "NONSTATUTORY STOCK OPTION" shall mean an option not described in Section 422(b), 422A(b), 423(b) or 424(b) of the Code.

                  (l) "OPTION" shall mean any stock option granted pursuant to the Plan.

                  (m) "OPTIONEE" shall mean a person who has been granted an Option.

                  (n) "PLAN" shall mean this 1999 Stock Option Plan, as may be amended from time to time.

                  (o) "PURCHASE PRICE" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

                  (p) "RETIREMENT" shall mean the voluntary termination of employment by an Employee upon the attainment of age sixty-five (65) and the completion of not less than twenty (20) years of service with the Corporation or a Subsidiary.

                  (q) "SHARE" shall mean one (1) share of Common Stock, adjusted in accordance with Section 10 of the Plan (if applicable).

                  (r) "SUBSIDIARY" shall mean any corporation or limited liability company at least fifty percent (50%) of the total combined voting power of which is owned by the Corporation or by another Subsidiary.

               3. EFFECTIVE DATE. The Plan has been adopted by the Board and is effective as of September 1, 1998, subject to approval by the stockholders of the Corporation at the Company's Annual Meeting of Stockholders to be held in December 1998 or as soon thereafter as practicable.

               4. ADMINISTRATION. The Plan shall be administered by the Board, or by a committee appointed by the Board which shall consist of two (2) or more non-employee directors of the Corporation (the "Committee"). The Board shall appoint one of the members of the Committee, if there be one, as Chairman of the Committee. If a Committee has been appointed, the Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Board, or the Committee if there be one, shall from time to time at its discretion select the Employees, directors, vendors and consultants who are to be granted Options, determine the number of Shares to be optioned to each Optionee and designate such Options such as Incentive Stock Options or Nonstatutory Stock Options, except that no Incentive Stock Option may be granted to anyone other than an Employee. Notwithstanding the foregoing, no Incentive Stock Options may be granted under the Plan unless and until the Plan has been approved by the Corporation's stockholders. A member of the Board or a Committee member shall in no event participate in any determination relating to Options held by or to be granted to such Board or Committee member. The interpretation and construction by the Board, or by the Committee if there be one, of any provision of the Plan or of any Option granted thereunder shall be final. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

               5. PARTICIPATION.

                  (a) ELIGIBILITY. The Optionees shall be such persons as the Board, or the Committee if there be one, may select from among the following classes of persons, subject to the terms and conditions of subsection (b) below:
(i) Employees of the Corporation or a Subsidiary (who may be officers and/or directors); (ii) non-employee directors of the Corporation or a Subsidiary; and
(iii) consultants, vendors, customers and others expected to provide significant services to the Corporation or a Subsidiary.

        For purposes of this Plan, an Optionee who is a non-employee director or a consultant, vendor, customer, or other provider of significant services to the Corporation or a Subsidiary shall be deemed to be an Employee, and service as a director, consultant, vendor, customer or other provider of significant services to the Corporation or a Subsidiary shall be deemed to be employment, except that no Incentive Stock Option may be granted to a non-employee director or non-employee consultant, vendor, customer or other provider of significant services to the Corporation or a Subsidiary, and except that no Nonstatutory Stock Option may be granted to a non-employee director or non-employee consultant, vendor, customer or other provider of significant services to the Corporation or a Subsidiary other than upon a finding by the Board, or the Committee if there be one, that the value of the services rendered or to be rendered to the Corporation or a Subsidiary by such non-employee director or non-employee consultant, vendor, customer or other provider of services is at least equal to the value of the option or options granted.

                  (b) TEN-PERCENT STOCKHOLDERS. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation, its parent or any of its Subsidiaries shall not be eligible to receive an Incentive Stock Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and
(ii) such Option by its terms is not exercisable after the expiration of five
(5) years from the date of grant.

                  (c) STOCK OWNERSHIP. For purposes of subsection (b) above, in determining stock ownership an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

                  (d) OUTSTANDING STOCK. For purposes of subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

               6. STOCK. The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed 500,000 shares. The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to any Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified therein.

               7. TERMS AND CONDITIONS OF OPTIONS.

                  (a) STOCK OPTION AGREEMENTS. Options shall be evidenced by written stock option agreements in such form as the Board, or the Committee if there be one, shall from time to time determine. Such agreements shall comply with and be subject to the terms and conditions set forth below.

                  (b) NUMBER OF SHARES. Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

                  (c) EXERCISE PRICE. Each Option shall state the Exercise Price. The Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and, in the case of any Incentive Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. The Exercise Price in the case of any Nonstatutory Stock Option shall not be less than 85 % of the Fair Market Value on the date of grant.

                  (d) MEDIUM AND TIME OF PAYMENT. The Purchase Price shall be payable in full upon the exercise of an Option (i) in United States dollars,
(ii) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, (iii) in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair

Market Value of the Shares so surrendered equal the Purchase Price, or (iv) in such other consideration as the Board or the Committee may from time to time in the exercise of its discretion deem acceptable in a particular instance. In addition, an Option may be exercised through a broker-assisted or similar transaction in which the full Purchase Price is not received by the Corporation until promptly after such exercise (a "Cashless Exercise"). In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements. The Corporation shall be entitled to a tax deduction upon exercise of any Nonstatutory Stock Option and shall report related taxable income to Optionee.

                  (e) TERM AND NONTRANSFERABILITY OF OPTIONS. Each Option shall state the time or times, and the conditions upon which, all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted, and no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the date it was granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

                  (f) TERMINATION OF EMPLOYMENT. Except by death, Disability or Retirement, if an Optionee ceases to be an Employee for any reason other than his or her death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions of subsection (e) above, to exercise the Option at any time within three months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised; provided, however, that if the Optionee was terminated for cause, any Option not exercised in full prior to such termination shall be canceled. For this purpose, the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee). The foregoing notwithstanding, (i) in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth (90th) day after the Optionee's reemployment rights are guaranteed by statute or by contract, and (ii) in the case of a Nonstatutory Stock Option, the Board, or the Committee if there be one, may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment.

                  (g) DEATH OF OPTIONEE. If an Optionee dies while an Employee or vendor, or after ceasing to be an Employee or vendor but during the period while he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of subsection (e) above, at any time within twelve
(12) months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable stock option agreement and had not previously been exercised. The foregoing notwithstanding, in the case of a Nonstatutory Stock Option, the Board, or the Committee if there be one, may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment.

                  (h) DISABILITY OF OPTIONEE. If an Optionee ceases to be an Employee or vendor by reason of Disability, such Optionee shall have the right, subject to the restrictions of subsection (e) above, to exercise the Option at any time within twelve (12) months after termination of employment or status as a vendor, but only to the extent that, at the date of termination of employment or status as a vendor, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised. The foregoing notwithstanding, in the case of a Nonstatutory Stock Option, the Board, or the Committee if there be one, may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment or status as a vendor.

                  (i) RETIREMENT OF OPTIONEE. If an Optionee ceases to be an Employee or vendor by reason of Retirement, such Optionee shall have the right, subject to the restrictions of subsection (e) above, to exercise the Option at any time within three (3) months after termination of employment or status as a vendor, but only to the extent that, at the date of termination of employment or status as a vendor, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised. The foregoing notwithstanding, in the case of a Nonstatutory Stock Option, the Board, or the Committee if there be one, may extend or otherwise modify the period of time specified herein during which the Option may be exercised following termination of Optionee's employment or status as a vendor.

                  (j) RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

                  (k) MODIFICATION, EXTENSION AND RENEWAL OF OPTION. Within the limitations of the Plan, the Board, or the Committee, if there be one, may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

                  (l) OTHER PROVISIONS. The stock option agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Board, or the Committee, if there be one, shall deem advisable.

               8. LIMITATION ON VALUE OF EXERCISABLE SHARES. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any employee of the Company for the first time during any calendar year (under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries) shall not exceed $100,000.

               9. TERM OF PLAN. Options may be granted pursuant to the Plan until the expiration of ten (10) years from the effective date of the Plan.

               10. RECAPITALIZATIONS. Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase of decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation. Subject to any required action by stockholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. In the event of a Change in Control (as defined below) of the Corporation, the date of exercisability of each and every outstanding Option shall automatically accelerate to a date and time immediately prior to such Change in Control. For purposes of the Plan, a "Change in Control" of the Corporation shall be deemed to have occurred if (i) there shall have be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock are converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger (including a reincorporation), or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or (ii) the stockholders of the Corporation shall approve any plan or proposal for the liquidation or dissolution of the Corporation, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Corporation's outstanding Common Stock (excluding the Corporation's ESOP and 401(k) Plan from the definition of "person"), or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period. To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Board, or the Committee, if there be one, whose determination shall be conclusive and binding on all persons. Except as expressly provided in this
Section 10, the Optionee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power to the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

                  11. SECURITIES LAW REQUIREMENTS.

                      (a) LEGALITY OF ISSUANCE. The issuance of any Shares upon the exercise of any Option and the grant of any Option shall be contingent upon the following:

                          (i) the Corporation and the Optionee shall have taken
all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), and to qualify the Option and the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

                          (ii) any applicable listing requirement of any stock
exchange on which the Common Stock is listed shall have been satisfied; and

                          (iii) any other applicable provision of state or
Federal law shall have been satisfied.

                      (b) RESTRICTIONS ON TRANSFER. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which required an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

                      "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

                   (c) REGISTRATION OR QUALIFICATION OF SECURITIES. The Corporation may, but shall not be obligated to register or qualify the issuance of Options and/or the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the issuance of Options or the sale of Shares under the plan to comply with any law.

                   (d) EXCHANGE OF CERTIFICATES. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

               12. AMENDMENT OF THE PLAN. The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's stockholders if they have previously approved the Plan, no such revision or amendment shall:

                   (a) Increase the number of Shares subject to the Plan;

                   (b) Change the designation in Section 5 hereof with respect to the class of persons eligible to receive Options; or

                   (c) Amend this Section 12 to defeat its purpose.

               13. EMPLOYMENT RIGHTS. No provision of the Plan or any stock option agreement entered into in connection with the Plan shall (a) confer upon an Optionee any right to continue in the employ of the Corporation or any Subsidiary, (b) affect the right of the Corporation or any Subsidiary to terminate the employment of an Optionee, with or without cause, or (c) confer upon an Optionee any right to participate in any employee welfare or benefit plan or other program with the Corporation or any Subsidiary other than the Plan pursuant to a stock option agreement.

               14. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

               15. EXECUTION. To record the adoption of the Plan in the form set forth above by the Board effective as of September 1, 1998, the Corporation has caused this Plan to be executed in the name and on behalf of the Corporation where provided below by an officer of the Corporation hereunto duly authorized.

                                   SUMMA INDUSTRIES


                                   By:  /s/ TRYGVE M. THORESEN
                                        ------------------------------
                                             Trygve M. Thoresen
                                             Vice President & Secretary

         (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

                                SUMMA INDUSTRIES
              21250 HAWTHORNE BLVD., SUITE 500, TORRANCE, CA 90503

    ANNUAL MEETING OF STOCKHOLDERS, THURSDAY, DECEMBER 10, 1998 The undersigned hereby appoints James R. Swartwout and Trygve M. Thoresen, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Summa Industries ("Summa") held of record by the undersigned on October 15, 1998 at the Annual Meeting of Stockholders to be held on December 10, 1998, and at any adjournments and/or postponements thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee and FOR each of the other proposals set forth hereon.

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

    1. APPROVAL AND ADOPTION OF 1999 STOCK OPTION PLAN to provide for the issuance of options to purchase up to 500,000 shares of the Company's Common Stock which may be granted from time to time to the Company's directors, officers, employees, agents and others.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    2.  ELECTION OF ONE CLASS OF DIRECTORS as follows:

           [ ] FOR all nominees listed below                       [ ] WITHHOLD AUTHORITY for all nominees

NOMINEES: Class: Coalson C. Morris, James R. Swartwout and Byron C. Roth, each for a three-year term

    INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK FOR ABOVE AND CROSS OUT THE NAME(S) OF THE NOMINEES WITH RESPECT TO WHOM AUTHORITY IS WITHHELD.
                                                     (continued on reverse side)

(continued from reverse side)

    3. In their discretion, the Proxies are authorized to vote upon all other business as may properly come before the meeting and any adjournments and/or postponements thereof.

                                        DATED: ___________________________, 1998


                                        ________________________________________
                                                       Signature

                                        ________________________________________
                                                Signature if held jointly

                                        Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                        BY USING THE ENCLOSED ENVELOPE.